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                                                                Exhibit 99.1



                                   EXX INC
                                  SUITE 689
                           1350 EAST FLAMINGO ROAD
                             LAS VEGAS, NV 89119



                EXX INC ANNOUNCES ACQUISITION OF NEWCOR, INC.
          IN CONNECTION WITH NEWCOR, INC.'S PLAN OF REORGANIZATION


         Las Vegas, NV--February 3, 2003--EXX INC (Amex: EXX-A and EXX-B) today announced that the Plan of Reorganization of its subsidiary, Newcor, Inc., became effective on January 31, 2003. As part of the plan, EXX paid $5,938,500 to purchase 98.975% of the new shares of common stock of Newcor Inc., pursuant to a rights offering to shareholders which was part of Newcor's plan of reorganization. As a result of EXX's purchase of Newcor's stock, Newcor ceased to be a stand-alone public reporting company and became a subsidiary of EXX. Newcor initially filed a petition under Chapter 11 of the United States Code in the United States Bankruptcy Court in the District of Delaware on February 25, 2002.

         Under the plan, Newcor's unsecured creditors also received an aggregate principal amount of $28,000,000 in new notes and $20,000,000 in cash, $6,000,000 of which was funded by the rights offering.

         EXX, through its subsidiaries, designs, produces and sells electric motors geared toward the original equipment market and designs, produces and sells cable pressurization equipment for the telecommunications industry. It also designs, produces and sells "impulse toys," watches and kites. Newcor, now a subsidiary of EXX, is headquartered in Royal Oak, Michigan and designs and manufactures precision-machined parts, molded rubber and plastic products, as well as custom machines and manufacturing systems.

         CERTAIN INFORMATION CONTAINED HEREIN INCLUDES INFORMATION THAT IS FORWARD-LOOKING. THE MATTERS REFERRED TO IN FORWARD-LOOKING STATEMENTS MAY BE AFFECTED BY THE RISKS AND UNCERTAINTIES



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INVOLVED IN EXX'S BUSINESS. THESE FORWARD-LOOKING STATEMENTS ARE QUALIFIED
IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS CONTAINED IN FILINGS BY EXX WITH THE SECURITIES AND EXCHANGE COMMISSION.








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